AMENDMENT TO

MUTUAL FUND SERVICES AGREEMENT FOR TRANSFER AGENCY SERVICES

This AMENDMENT TO MUTUAL FUND SERVICES AGREEMENT FOR TRANSFER AGENCY SERVICES (“Amendment”) dated as of July 5, 2011 is by and between The Huntington Funds (the “Trust”) and Huntington Asset Services, Inc. (formerly Unified Fund Services, Inc.) (the “Transfer Agent”).

W I T N E S S E T H:

WHEREAS, the Trust and the Transfer Agent are parties to that certain Mutual Fund Services Agreement for Transfer Agency Services dated as of June 23, 2006 (such agreement, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Agreement”); and

WHEREAS, the Board of Trustees of the Trust approved the establishment of a new series of the Trust, the Huntington Disciplined Equity Fund, which is scheduled to commence operations on or about July 1, 2011;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree that Exhibit A to the Agreement is hereby amended to include the Huntington Disciplined Equity Fund, as set forth at Schedule A attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

HUNTINGTON ASSET SERVICES, INC.

By:	/s/ John C. Swhear
Name:	John C. Swhear
Title:	Chief Compliance Officer

THE HUNTINGTON FUNDS

By:	/s/ R. Jeffrey Young
Name:	R. Jeffrey Young
Title:	Chief Executive Officer

SCHEDULE A

EXHIBIT A

MUTUAL FUND SERVICES AGREEMENT

FOR TRANSFER AGENCY SERVICES

NAME

Disciplined Equity Fund

Class A Shares

Trust Shares

Dividend Capture Fund

Class A Shares

Trust Shares

Fixed Income Securities Fund

Class A Shares

Trust Shares

Global Select Markets Fund

Class A Shares

Trust Shares

Growth Fund

Class A Shares

Trust Shares

Income Equity Fund

Class A Shares

Trust Shares

Intermediate Government Income Fund

Class A Shares

Trust Shares

International Equity Fund

Class A Shares

Trust Shares

Mid Corp America Fund

Class A Shares

Trust Shares

Money Market Fund

Class A Shares

Trust Shares

Interfund Shares

Mortgage Securities Fund

Class A Shares

Trust Shares

New Economy Fund

Class A Shares

Trust Shares

Ohio Municipal Money Market Fund

Class A Shares

Trust Shares

Ohio Tax-Free Fund

Class A Shares

Trust Shares

Real Strategies Fund

Class A Shares

Trust Shares

Rotating Markets Fund

Class A Shares

Trust Shares

Short/Intermediate Fixed Income Securities Fund

Class A Shares

Trust Shares

Situs Fund

Class A Shares

Trust Shares

Tax Free Money Market Fund

Class A Shares

Trust Shares

Technical Opportunities Fund

Class A Shares

Trust Shares

U.S. Treasury Money Market Fund

Class A Shares

Trust Shares

Macro 100 Fund

Class A Shares

Trust Shares

World Income Fund

Class A Shares

Balanced Allocation Fund

Class A Shares

Trust Shares

Conservative Allocation Fund

Class A Shares

Growth Allocation Fund

Class A Shares

VA Balanced Fund

VA Growth Fund

VA Income Equity Fund

VA Real Strategies Fund

VA Rotating Markets Fund

VA Dividend Capture Fund

VA Mortgage Securities Fund

VA Mid Corp America Fund

VA New Economy Fund

VA Macro 100 Fund

VA International Equity Fund

VA Situs Fund

This Exhibit A, amended as of July 5, 2011, is hereby incorporated and made part of the Mutual Fund Services Agreement for Transfer Agency Services dated as of June 23, 2006, between the Trust and Huntington Asset Services, Inc., as amended (the “Agreement”), and replaces any and all prior versions of Schedule A to the Agreement.